Where Food Comes From, Inc. 8-K

Exhibit 99.1

Where Food Comes From, Inc. Reports Third Quarter and Nine Month Financial Results

•	Strong demand across all business segments drives record revenue and profitability for three- and nine-month periods

•	Third quarter revenue up 8% to $5.1 million from $4.7 million YOY

•	Third quarter net income attributable to WFCF up 30% to $377,300 from $290,200 YOY

•	Third quarter adjusted EBITDA up 17% to $867,200 from $743,900 YOY

•	Nine-month revenue up 17% to $13.2 million from $11.3 million YOY

•	Nine-month net income attributable to WFCF up 26% to $589,700 from $468,000 YOY

•	Nine-month adjusted EBITDA up 21% to $1.8 million from $1.5 million YOY

•	Company generates $1.62 million in cash from operations year to date, up from $1.56 in same period last year

CASTLE ROCK, Colo. – November 13, 2018 – Where Food Comes From, Inc. (WFCF) (OTCQB: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced its 2018 third quarter and nine-month financial results.

“We are pleased with our third quarter and year-to-date revenue and earnings trends, which reflect strength and momentum across all our business segments reflecting steady customer demand for services that drive product differentiation and consumer engagement,” said John Saunders, Chairman and CEO. “We are adding new customers every day for a variety of verification standards and seeing particularly strong demand for source and age verifications and associated tag sales related to the re-opening of China to US beef. Our ability to bundle multiple audits into a single customer visit is driving higher revenue per visit with nominal incremental cost, resulting in solid margin improvement in this segment. Our SureHarvest unit also continues to experience solid growth and strengthen its position as the technology leader in sustainability, helping producers optimize production practices through analytics and data-driven insights. Higher expenses associated with onboarding the Sow Organic and JVF Consulting businesses weighed on SureHarvest’s margins in 2018, but we expect to see margin recovery once those acquisitions are fully integrated. Overall, our team is executing at a high level on all fronts and we remain optimistic that 2018 will be our most successful year to date.

Third Quarter Results

Revenue increased 8% in the third quarter of 2018 to $5.1 million from $4.7 million in the same quarter last year. The Company achieved year-over-year growth in all segments of its business, including:

•	Verification and certification services, up 6% to $3.9 million from $3.7 million based on an increase in source and age verifications related to China re-opening its markets to US beef imports and to the addition of new customers for other verification services.

•	Product revenue, which grew 14% to $783,300 from $687,200 due to an increase in sales of cattle traceability ear tags related to the China market re-opening.

•	Software license, maintenance, support and consulting services, up 16% to $435,100 from $374,600 due to increased demand by SureHarvest sustainability software customers for system upgrades and enhancements as well as education and training services.

Gross profit in the third quarter increased 10% year over year to $2.2 million from $2.0 million. Total gross margin was up slightly in the third quarter to 43.6% from 43.1% year over year. Gross margin for verification and certification services increased 330 basis points to 46.3% from 42.9% due to increased efficiencies gained through bundling of multiple services.

Selling, general and administrative expense increased 14% in the third quarter to $1.8 million from $1.6 million year over year due primarily to higher facilities and personnel costs related to general business growth and the acquisition of the Sow Organic and JVF Consulting businesses earlier in 2018.

Net income attributable to Where Food Comes From, Inc. increased 30% to $377,300, or $0.02 per share, from net income of $290,200, or $0.01 per share, in the same quarter last year. Net income included the benefit of a $100,000 dividend resulting from the Company’s 10% ownership interest in Progressive Beef, LLC.

Adjusted EBITDA in the third quarter increased 17% to $867,200 from $743,900 in the same quarter last year.

Nine-Month Results

Total revenue increased 17% in the first nine months of 2018 to $13.2 million from $11.3 million in the same period a year ago. The Company achieved double-digit, year-over-year growth across all its business lines, including:

•	Verification and certification services, up 12% to $10.2 million from $9.2 million based on the China market re-opening and increased demand for other verification services.

•	Product revenue, up 33% to $1.6 million from $1.2 million based on higher sales of cattle ear tags related to the China re-opening.

•	Software license, maintenance, support and consulting services, up 44% to $1.3 million from $932,000, reflecting steady growth in demand for SaaS-based sustainability solutions.

Gross profit in the first nine months of 2018 increased 17% to $6.0 million from $5.1 million in the same period last year. Gross margin increased slightly year-over-year to 45.4% from 45.0%. Gross margin for verification and certification services grew 100 basis points year over year to 47.1% from 46.2% – again reflecting the benefits of the Company’s unique service bundling capabilities.

Selling, general and administrative expense increased 11% year over year to $5.3 million from $4.8 million due primarily to increased headcount and facilities costs, higher public company costs, increased depreciation expense, and acceleration of amortization of the ICS beneficial lease arrangement.

Net income attributable to Where Food Comes From, Inc. for the nine-month period increased 26% to $589,700, or $0.02 per share, from $467,900, or $0.02 per share, in the same period last year.

Adjusted EBITDA increased 21% year over year to $1.8 million from $1.5 million.

The Company generated $1.62 million in net cash from operations in the first nine months of 2018, up from $1.56 million in the same period a year ago.

Balance Sheet

The cash, cash equivalents and short-term investments balance at September 30, 2018, decreased to $2.7 million from $3.4 million at 2017 year-end due to M&A activity throughout the year, partially offset by increased operating cash flows. The Company had $2.8 million in working capital at the end of the third quarter.

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

Call-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13684533

Phone replay:

A telephone replay of the conference call will be available through November 27, 2018, as follows:

Domestic Toll Free: 1-877-660-6853

International: 1-201-612-7415

Conference Code: 13684533

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices. The Company supports more than 15,000 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services through its IMI Global, International Certification Services, Validus Verification Services, SureHarvest, A Bee Organic and Sterling Solutions units. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program utilizes the verification of product attributes to connect consumers to the sources of the food they purchase through product labeling and web-based information sharing and education. Visit www.wherefoodcomesfrom.com for additional information.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership and demand for, and impact and efficacy of, the Company’s products and services on the marketplace; ability to continue posting positive financial results; expectations for continued growth of the Progressive Beef program; expectations for margin improvement at the SureHarvest unit; and expectations that 2018 will be the Company’s most successful year to date are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results for the third quarter and nine-month period are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders

Chief Executive Officer

303-895-3002

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-880-9000

Where Food Comes From, Inc.

Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Verification and certification services	$3,906,996	$3,672,587	$10,210,947	$9,152,520
Product sales	783,303	687,235	1,633,509	1,226,141
Software license, maintenance and support	208,541	243,186	759,301	532,684
Software-related consulting service	226,538	131,427	580,731	399,120
Total revenue	5,125,378	4,734,435	13,184,488	11,310,465
Costs of revenue:
Cost of verification and certification services	2,098,462	2,096,907	5,399,626	4,928,139
Cost of products	489,149	410,309	1,035,094	743,308
Costs of software license, maintenance and support services	183,942	141,902	489,887	362,139
Costs of software-related consulting services	117,303	43,981	280,310	182,718
Total costs of revenue	2,888,856	2,693,099	7,204,917	6,216,304
Gross profit	2,236,522	2,041,336	5,979,571	5,094,161
Selling, general and administrative expenses	1,819,019	1,591,597	5,293,961	4,773,446
Income from operations	417,503	449,739	685,610	320,715
Other expense (income):
Dividend income	(100,000)	—	(100,000)	—
Other income, net	(3,516)	(1,691)	(11,556)	(10,989)
Interest expense	1,361	287	3,755	603
Income before income taxes	519,658	451,143	793,411	331,101
Income tax expense	169,000	199,000	257,000	150,000
Net income	350,658	252,143	536,411	181,101
Net loss attributable to non-controlling interest	26,691	38,049	53,261	286,841
Net income attributable to Where Food Comes From, Inc.	$377,349	$290,192	$589,672	$467,942

Per share net income per share attributable to Where Food Comes From, Inc:
Basic	$0.02	$0.01	$0.02	$0.02
Diluted	$0.02	$0.01	$0.02	$0.02
Weighted average number of common shares outstanding:
Basic	24,900,919	24,705,934	24,756,262	24,673,080
Diluted	25,074,477	24,886,147	24,938,699	24,834,931

Where Food Comes From, Inc.

Calculation of Adjusted EBITDA*

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Income attributable to WFCF	$377,349	$290,192	$589,672	$467,942
Adjustments to EBITDA:
Interest expense	1,361	287	3,755	603
Income tax expense	169,000	199,000	257,000	150,000
Depreciation and amortization	241,177	213,237	742,780	634,152
EBITDA*	788,887	702,716	1,593,207	1,252,697
Adjustments:
Stock-based compensation	45,218	41,16	125,239	130,637
Cost of acquisitions	33,083	—	97,067	117,944
Adjusted EBITDA*	$867,188	$743,883	$1,815,513	$1,501,278

*Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management's discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of the Company's financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company's ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company's operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company's ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company's presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company's performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.

Balance Sheets

	September 30,	December 31,
	2018	2017
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$2,243,782	$2,705,778
Accounts receivable, net of allowance	2,563,148	1,898,749
Short-term investments	496,402	743,206
Prepaid expenses and other current assets	307,476	245,073
Total current assets	5,610,808	5,592,806
Property and equipment, net	1,789,384	1,068,087
Intangible and other assets, net	4,867,464	3,948,530
Goodwill	3,213,444	2,652,250
Deferred tax assets, net	22,246	79,622
Total assets	$15,503,346	$13,341,295

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$735,732	$457,307
Accrued expenses and other current liabilities	1,045,742	555,129
Customer deposits and deferred revenue	976,876	851,185
Current portion of notes payable	9,986	9,446
Current portion of capital lease obligations	11,234	7,527
Total current liabilities	2,779,570	1,880,594
Notes payable, net of current portion	34,850	42,452
Capital lease obligations, net of current portion	35,603	25,419
Lease incentive obligation	369,282	147,189
Total liabilities	3,219,305	2,095,654

Contingently redeemable non-controlling interest	1,521,504	1,574,765

Equity:
Common stock	25,473	24,972
Additional paid-in-capital	10,995,375	10,353,037
Treasury stock	(865,380)	(724,530)
Retained earnings	607,069	17,397
Total equity	10,762,537	9,670,876
Total liabilities and stockholders’ equity	$15,503,346	$13,341,295